                                                                   Exhibit 10.8

                              NETWORK ENGINES, INC.

                           Restricted Stock Agreement
                     Granted Under 1999 Stock Incentive Plan

      AGREEMENT made this 18th day of November, 1999 (the "Effective Date"), between Network Engines, Inc., a Delaware corporation (the "Company"), and Lawrence A. Genovesi (the "Participant").

      For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

      1.    Purchase of Shares.
            ------------------

      The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company's 1999 Stock Incentive Plan (the "Plan"), 150,000 shares (the "Shares") of common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price of $.60 per share. For the sake of clarity, such Shares represent shares of Common Stock following the stock split which the Board of Directors of the Company approved on October 21, 1999. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or by full recourse promissory note naming the Company as payee (the "Note") provided that the Note shall be payable on demand and shall bear interest at the minimum applicable federal rate in effect. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for the Shares. The Participant agrees that the Shares shall be subject to the Purchase Options set forth in Section 2, the right of first refusal set forth in
Section 5 and the restrictions on transfer set forth in Section 4 of this Agreement.

      2.    Purchase Options.
            ----------------

      (a) As of the Effective Date, 150,000 Shares shall be considered "Future Goal Shares," zero (0) shares shall be considered "Vested Shares" and zero (0) shares shall be considered "Missed Goal Shares." "Unvested Shares" shall mean the total of Future Goal Shares and Missed Goal Shares.

      (b) A "Business Objective", shall mean the goal for each of the Company's (i) net revenue and (ii) net profit for each fiscal quarter beginning with the fiscal quarter ending December 31, 1999 and ending with the fiscal quarter ending September 30, 2002 (each, a "Fiscal Quarter"). Such Business Objectives shall be established by the Board of Directors of the Company no less frequently than once each fiscal year of the Company and shall be based on the goals for the Company's Net Revenue and Net Profit, respectively, as defined in a business plan approved by the Board of Directors. The Board of Directors may, in its sole discretion, reduce any Business Objective (i.e., make the Business Objective easier for the Company to achieve).

            The Business Objectives by Fiscal Quarter for the Company's fiscal year ending September 30,2000 shall be as follows:

            Fiscal Quarter Ending         Net Revenue              Net Income
            ---------------------         -----------              ----------
            December 31, 1999             $3,813,800              $(2,642,000)
            March 31, 2000                $4,200,000              $(3,451,000)
            June 30, 2000                 $7,559,534              $ ( 974,000)
            September 30, 2000            $9,426,667              $ ( 287,000)

            Business Objectives for subsequent fiscal years shall be set by the Board of Directors no later than the end of October of such fiscal year.

            An "Achieved Business Objective" shall mean the achievement by the Company of a Business Objective. A "Missed Business Objective" shall mean a Business Objective which the Company did not achieve.

            Achievement of the Business Objectives for a Fiscal Quarter will be determined based on the unaudited quarterly financial statements of the Company, as approved by the Board of Directors within thirty
            (30) days after the end of such Fiscal Quarter; any subsequent adjustments to such financial statements shall have no effect on the determination of whether or not a Business Objective for such Fiscal Quarter was achieved. Notwithstanding anything to the contrary in this Agreement or in the Plan, upon the occurrence of an Acquisition Event, as defined in the Plan, both Business Objectives for the Fiscal Quarter in which such Acquisition Event occurs shall be deemed to be Achieved Business Objectives.

            Failure of the Board of Directors to timely establish Business Objectives or approve a business plan shall not affect any determination as to the establishment of a Business Objective or the achievement of Achieved

            Business Objectives.

            For each Achieved Business Objective, the number of Vested Shares shall be increased by 6,250 and the number of Future Goal Shares shall be decreased by 6,250. For each Missed Business Objective, the number of Missed Goal Shares shall be increased by 6,250 and the number of Future Goal Shares shall be decreased by 6,250.

            For the sake of clarity and by way of illustration, zero, one or two Business Objectives may be achieved each Fiscal Quarter, thus resulting in zero, one or two Achieved Business Objectives each Fiscal Quarter. Accordingly, (i) for any Fiscal Quarter in which both Business Objectives are achieved, the number of Vested Shares shall be increased by 12,500 and the number of Future Goal Shares shall be decreased by 12,500; (ii) for any Fiscal Quarter in which one Business Objective is achieved and the other Business Objective is not achieved, the number of Vested Shares shall be increased by 6,250, the number of Missed Goal Shares shall be increased by 6,250 and the number of Future Goal Shares shall be decreased by 12,500; and (iii) for any Fiscal Quarter in which neither Business Objective is achieved, the number of Missed Goal Shares shall be increased by 12,500 and the number of Future Goal Shares shall be decreased by 12,500.

      (c) At any time, and from time to time, prior to November 18, 2004 (the "Lapse Date"), the Company shall have the right and options (the "Missed Goal Purchase Options") to purchase from the Participant, for a sum of $.60 per share (the "Option Price"), any or all of the Missed Goal Shares existing at the time such Missed Goal Purchase Option is exercised by the Company. Immediately following such exercise, the number of Missed Goal Shares shall be decreased by the number of shares purchased by the Company by exercising such Missed Goal Purchase Option.

            In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to the Lapse Date, the Company shall have the right and option (the "Termination Purchase Option", and, together with the Missed Goal Purchase Options, the "`Purchase Options", or each, a "Purchase Option") to purchase from the Participant, for the aggregate Option Price, any or all of the Unvested Shares existing at the time the Termination Purchase Option becomes exercisable by the Company.

      (d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

      3.    Exercise of Purchase Options and Closing.
            ----------------------------------------

      (a) The Company may exercise a Missed Goal Purchase Option by delivering or mailing to the Participant (or his estate), at any time, a written notice of exercise of a Missed Goal Purchase Option. Such notice shall specify the number of Missed Goal Shares to be purchased. If and to the extent Missed Goal Purchase Options are not so exercised, the Missed Goal Purchase Options shall automatically expire and terminate effective upon the Lapse Date.

            The Company may exercise the Termination Purchase Option by delivering or mailing to the Participant (or his estate), within 60 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Termination Purchase Option. Such notice shall specify the number of Unvested Shares to be purchased. If and to the extent the Termination Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Termination Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

      (b) Within 10 days after delivery to the Participant of the Company's notice of the exercise of a Purchase Option pursuant to subsection
            (a) above, the Participant (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 7, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

      (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

      (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

      (e) The Company shall not purchase any fraction of a Share upon exercise of a Purchase Option.

      (f) The Company may assign its Purchase Options to one or more persons or entities.

      4.    Restrictions on Transfer.
            ------------------------

      The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"):

      (a) any Shares, or any interest therein, that are subject to one or more Purchase Options, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit, provided that
                                                                 --------
            such Shares shall remain subject to this Agreement (including, without limitation, the restrictions on transfer set forth in this
            Section 4, the Purchase Options and the right of first refusal set forth in Section 5) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the Shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other
            --------
            property received by the Participant in connection with such transaction shall remain subject to this Agreement; or

      (b) any Shares, or any interest therein, that are no longer subject to the Purchase Options, except in accordance with Section 5 below.

      5.    Right of First Refusal.
            ----------------------
      Any Shares which are no longer subject to the Purchase Options (because they are no longer Unvested Shares and/or because the Purchase Options expired) shall be subject to Sections 2 and 3 of that certain Stockholders' Agreement dated as of January

13, 1999, as amended and as may be amended from time to time, including, but not limited to, the amendment and restatement to be executed in December, 1999, by and among the Company and the Stockholders (as defined therein).

      6.    Agreement in Connection with Public Offering.
            --------------------------------------------

      The Participant agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such initial offering.

      7.    Escrow.
            ------

      The Participant shall, upon the execution of this Agreement, execute joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Treasurer of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such joint Escrow Instructions.

      8.    Restrictive Legends.
            -------------------

      All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

            "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

      9.    Provisions of the Plan.
            ----------------------

      (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

      (b) As provided in the Plan, upon the occurrence of an Acquisition Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock hereunder. If, in connection with an Acquisition Event, a portion of the cash, securities or other property received upon the conversion or exchange of the Common Stock subject hereto is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such securities or other property that is not subject to escrow.

      10.   Investment Representations.
            --------------------------

      The Participant represents, warrants and covenants as follows:

      (a) The Participant is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

      (b) The Participant has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

      (c) The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

      (d) The Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

      (e) The Participant understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

      11.   Withholding Taxes; Section 83(b) Election.
            -----------------------------------------

      (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

      (b) The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time of the Shares are purchased rather than when and as the Company's Purchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase.

      THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

      12.   No Rights to Employment.
            -----------------------
      The Participant acknowledges and agrees that the vesting of the shares pursuant to Section 2 hereof is earned only by the achievement by the Company of the Business Objectives during the period of the Participant's continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.

      13.   Severability.
            ------------

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

      14.   Waiver.
            ------

      Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

      15.   Binding Effect.
            --------------

      This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

      16.   Notice.
            ------

      All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 16.

      17.   Pronouns.
            --------

      Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

      18.   Entire Agreement.
            ----------------

      This Agreement and the Plan constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

      19.   Amendment.
            ---------

      This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

      20.   Governing Law.
            -------------

      This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

      21.   Participant's Acknowledgments.
            -----------------------------

      The Participant acknowledges that he: (a) has read this Agreement; (b) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement; and (d) is fully aware of the legal and binding effect of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    NETWORK ENGINES, INC.


                                    By:/s/      Douglas G. Bryant
                                       --------------------------------------
                                    Title: CFO
                                          -----------------------------------
                                    Address:    61 Pleasant Street
                                                Randolph, MA 02368-4137

      The Participant has reviewed the provisions of this Agreement, has had an opportunity to obtain the advice of the Participant's own tax and legal advisors prior to executing this Agreement and fully understands and agrees to the provisions hereof. The Participant understands that the law firm of Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.


                                    /s/  Lawrence A. Genovesi
                                    -----------------------------------------
                                    Lawrence A. Genovesi

                                    Address:    36 Egypt Beach Road
                                                Scituate, MA 02066

                                    Exhibit A

                              NETWORK ENGINES, INC.

                            Joint Escrow Instructions
                            -------------------------
                                          November 18,1999
Mr. Douglas Bryant
Treasurer
Network Engines, Inc.
61 Pleasant Street
Randolph, MA 02368-4137

Dear Sir:

      As Escrow Agent for Network Engines, Inc., a Delaware corporation (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

      1. Appointment. Holder irrevocably authorizes the Company to deposit with
         -----------
you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

      2. Closing of Purchase.
         -------------------

      (a) Upon any purchase by the Company of any or all of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for such Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

      (b) At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of such Shares, (b) to fill in on such form or forms the number of Shares being transferred, and
            (c) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

      3. Withdrawal. The Holder shall have the right to withdraw from this
         ----------
escrow any Shares as to which all Purchase Options (as defined in the Agreement) have terminated or expired.

      4. Duties of Escrow Agent.
         ----------------------

      (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

      (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

      (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

      (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

      (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Treasurer of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Treasurer shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

      (g) If you reasonably require other or further instruments in connection with these joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

      (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

      (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

      (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

      5. Notice. Any notice required or permitted hereunder shall be given in
         ------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

            COMPANY:                Network Engines, Inc.
                                    61 Pleasant Street
                                    Randolph, MA 02368-4137

            HOLDER: Notices to Holder shall be sent to the address set forth below Holder's signature below.

            ESCROW AGENT:           Mr. Douglas Bryant
                                    Network Engines, Inc.
                                    61 Pleasant Street
                                    Randolph, MA 02368-4137

      6. Miscellaneous.
         -------------

      (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

      (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                    Very truly yours,

                                    NETWORK ENGINES, INC.


                                    By:/s/      Douglas G. Bryant
                                       ----------------------------------
                                    Title: CFO
                                          -------------------------------

                                    HOLDER:


                                    /s/  Lawrence A. Genovesi
                                    -------------------------------------
                                    Lawrence A. Genovesi

                                    Address:
                                    36 Egypt Beach Road
                                    Scituate, MA 02066

                                    Date Signed: November 18,1999

ESCROW AGENT:


/s/  Douglas G. Bryant
----------------------------

                                    (STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)

      FOR VALUE RECEIVED, I hereby sell, assign and transfer unto Network Engines, Inc. shares of Common Stock, $.01 par value per share, of Network Engines, Inc. (the "Corporation") standing in my name on the books of said Corporation represented by Certificate(s) Number _____ herewith, and do hereby irrevocably constitute and appoint Lawrence A. Genovesi attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

                                          Dated:  11/18/99
                                                ---------------------------

IN PRESENCE OF


                                    /s/  Lawrence A. Genovesi
                                    --------------------------------------------
                                    Lawrence A. Genovesi

/s/  Douglas G. Bryant
---------------------------

      NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.

                             DEMAND PROMISSORY NOTE
                             ------ ---------- ----
$90,000                                                     November 18, 1999

      FOR VALUE RECEIVED, the undersigned, Lawrence A. Genovesi (the "Borrower"), residing at 36 Egypt Beach Road, Scituate, Massachusetts 02066, by this demand promissory note (hereinafter the "Note"), absolutely and unconditionally promises to pay to the order of Network Engines, Inc., a Delaware corporation (the "Lender") with a principal place of business at 61 Pleasant Street, Randolph, Massachusetts 02368-4137, ON DEMAND AT ANY TIME, or, if no demand is made prior thereto, on November 18, 2004, the principal sum of NINETY THOUSAND DOLLARS ($90,000), and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof as provided herein.

      The entire unpaid principal (not at the time overdue) of this Note outstanding shall bear interest at an annual rate which shall be equal to 6.08%, compounded annually (the "Rate"). Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest, from the date on which such amount shall have first become due and payable in accordance with the terms hereof to the date on which such amount shall be paid to the holder of this Note (whether before or after judgment) at all times be three percent (3%) above the Rate (the "Default Rate"). The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become absolutely due and payable by the Borrower to the holder hereof on demand by the holder of this Note at any time. Interest on each overdue amount will continue to accrue, as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded monthly until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

      On the earlier to occur of DEMAND, or, if no demand has been made prior thereto, on November 18, 2004, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the holder hereof without presentment, further demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

      The Borrower absolutely and unconditionally agrees to reimburse the Lender, on demand, for all its reasonable out-of-pocket expenses, including but not limited to (a) the reasonable attorney's fees and disbursements and disbursements incurred or expended in connection with any amendment hereof, and
(b) all attorneys' fees relating to the enforcement of any obligations under this Note or the satisfaction of any indebtedness of the Borrower hereunder, or in connection with any litigation proceeding or dispute hereunder in any way related to the credit hereunder.

      All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to the holder of this Note without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

      The Borrower will have the right to prepay at any time the unpaid principal of this Note in full or in part without premium or penalty. There shall become and be absolutely due and payable by the Borrower on the date of each prepayment of principal of this Note, and the Borrower hereby promises to pay on the date of each such prepayment of this Note, all of the unpaid interest accrued to such date on the amount of principal of this Note being prepaid on such date. Any principal amount prepaid may not be reborrowed.

      Any partial payment of the indebtedness evidenced by this Note shall be applied by the holder hereof (a) first, to the payment of all of the interest due and payable on the unpaid principal of this Note at the time of such partial payment, (b) then, to the payment of all (if any) other amounts (except principal) due and payable at the time of such partial payment on or in respect of this Note or the indebtedness evidenced by this Note, and (c) finally, to the repayment or (as the case may be) the prepayment of the unpaid principal of this Note due and payable at the time of such partial payment.

      All computations of interest payable as provided in this Note shall be made by the holder hereof on the basis of the actual number of days elapsed divided by 360.

      If any sum would, but for the provisions of this paragraph, become due and payable on or in respect of this Note or the indebtedness evidenced hereby on a day which is not a business day, then such sum shall become due and payable on the business day next succeeding the day on which such sum would otherwise have become due and payable hereunder, and interest payable hereunder to the holder hereof shall be adjusted by the holder hereof accordingly.

      The failure of the holder of this Note to exercise all or any of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or in any other instance.

      The Borrower shall remain fully bound until this Note shall be fully paid; i.e., for the sake of clarity, the holder hereof is entitled to full recourse against the Borrower for the principal hereof, all of the interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

      The Borrower hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. The Borrower hereby absolutely and irrevocably consents and submits to the jurisdiction of the Courts of the Commonwealth of Massachusetts and of any Federal Court located in the said Commonwealth in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note.

      The Borrower hereby agrees, at the Borrower's own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the

Lender may reasonably request to effect the transactions contemplated by this Note and to provide to the Lender the benefits of all rights, authorities and remedies conferred upon the Lender by the terms of this Note.

      The Borrower has executed this Note in consideration of the issuance and sale by the Lender to the Borrower of 150,000 shares of common stock, $.01 par value, of the Borrower, at a purchase price of $.60 per share, pursuant to a Restricted Stock Agreement, dated on or about even date herewith.

      This Note may be assigned by the Lender without the prior written consent of the Borrower.

      This Note is intended to take effect as a sealed instrument. This Note and the Obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, , this DEMAND PROMISSORY NOTE has been duly executed by the undersigned, as of the day and in the year first above written.

                                    BORROWER:


                                    /s/  Lawrence A. Genovesi
                                    -----------------------------------------
                                    Lawrence A. Genovesi


Witness:/s/ Douglas G. Bryant
        --------------------------
Name: Douglas G. Bryant
     -----------------------------